UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2009

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 24, 2009, the Federal Home Loan Bank of Des Moines (the "Bank") completed the sale of residential mortgage loans originally purchased by the Bank pursuant to the Mortgage Partnership Finance® Program (the "MPF Program"), with an unpaid principal balance of approximately $2.12 billion. The residential mortgage loans were sold to the Federal Home Loan Bank of Chicago (the "FHLB of Chicago"), and immediately resold by the FHLB of Chicago to Fannie Mae. The loans were first sold to the FHLB of Chicago to utilize its status as an approved seller-servicer for Fannie Mae. In connection with the transaction, the Bank paid approximately $17.3 million to terminate certain credit enhancement obligations and fee payments pursuant to the MPF Program. As a result of this transaction the Bank received sales proceeds of approximately $2.15 billion. Management anticipates that the sale of the loans will improve the interest rate risk profile of the Bank.

None of the Bank or its affiliates, directors, and officers has any other material relationship with FHLB of Chicago other than the completed transaction, except that: the FHLB of Chicago administers the MPF Program for the Bank and other participating Federal Home Loan Banks; has participation interests in certain residential mortgage loans purchased and owned by the Bank, not including the residential mortgage loans sold as described in this report; and is jointly and severally liable with the Bank and other Federal Home Loan Banks for consolidated obligations.

None of the Bank or its affiliates, directors, and officers has any other material relationship with Fannie Mae other than the completed transaction.

Item 7.01 Regulation FD Disclosure.

On June 29, 2009, the Bank sent an announcement to its members regarding the above-described transaction, as well as other information concerning the Bank’s participation in the MPF Program. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the announcement, which is incorporated herein by reference.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Member Announcement, dated June 29, 2009, issued by the Bank

The information contained herein includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements." These statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Bank’s control and which may cause the Bank’s actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements.
All written or oral statements that are made by or are attributable to the Bank are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Bank has no obligation and does not undertake publicly to update, revise, or correct any of the forward-looking statements after the date of this current report, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

June 29, 2009	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: Executive Vice President and Chief Business Officer

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Exhibit Index

Exhibit No.	Description

99.1	Member Announcement